Item 5.  OTHER EVENTS

     Effective July 30, 1997, Penederm Incorporated, a California corporation (the "Company") completed a statutory merger effected for the purpose of changing its state of incorporation from California to Delaware by merging into its wholly-owned subsidiary Penederm
Incorporated, a Delaware corporation ("Penederm Delaware").
This change in the Company's state of incorporation was approved by the holders of a majority of the Company's outstanding shares of Common Stock at the Company's annual meeting of shareholders on July 11, 1997.

     As a result of the merger, each outstanding share of the Company's Common Stock was automatically converted into one share of Penederm Delaware Common
Stock, $.01 par value. Each stock certificate representing issued and outstanding shares of the Company's Common Stock will continue to represent the same number of shares of Common Stock of Penederm
Delaware. The Penederm Delaware Common Stock will continue to be traded on the Nasdaq National Market without interruption under the symbol "DERM". Subject to preferences that may be applicable to any outstanding
Preferred Stock, the holders of outstanding shares of Common Stock of Penederm Delaware are entitled to receive dividends, when and if declared by the board of directors, out of the assets of Penederm Delaware which by law are available therefor, payable in cash, in property or in shares of capital stock. Each stockholder is entitled to one vote for each share of Common Stock held of record by that holder on the books of Penederm Delaware for the election of directors and on all matters submitted to a vote of stockholders of the corporation. Holders of Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. In the event of liquidation, dissolution or winding up of the affairs of Penederm Delaware, after payment of claims of creditors and distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of Penederm Delaware of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them.

     Each right to purchase shares of the Company's
Common Stock outstanding under the Rights Agreement dated November 20, 1996 between the Company and ChaseMellon Shareholder Services LLC (the "Rights
Agreement") has become a right to purchase the same number of shares of Penederm Delaware Common Stock at the same price and on the same terms and conditions as set forth in the Rights Agreement. Penederm
Delaware has assumed all rights and obligations of the Company under the Rights Agreement.

     Penederm Delaware will continue to operate the business of the Company under the name Penederm
Incorporated. The reincorporation will not result in any change in the Company's business, assets or liabilities, will not cause the Company's headquarters to be moved, and will not result in any relocation of management or other employees.


Item 7.   EXHIBITS

2.1 (1)   Agreement and Plan of Merger Between
          Penederm Incorporated, a California corporation, and Penederm Incorporated, a Delaware corporation.

3.1 (1)   Certificate of Incorporation of Penederm
          Incorporated, a Delaware corporation.

3.2 (1) Bylaws of Penederm Incorporated, a Delaware corporation.


(1) Exhibits 2.1, 3.1 and 3.2 are incorporated by reference to Appendices A, B, and C, respectively, of the Registrant's Proxy Statement filed on May 5, 1997.


                      SIGNATURE

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   PENEDERM INCORPORATED
Date:  August 1, 1997
                                   By: /s/ John W. Quigley
                                   ________________________
                                   John W. Quigley
                                   Senior Vice President, Research
                                   and Development



                    EXHIBIT INDEX


Exhibit
   No.                             Exhibit

2.1 (1)   Agreement and Plan of Merger Between
          Penederm Incorporated, a California corporation, and Penederm Incorporated, a Delaware corporation.

3.1 (1)   Certificate of Incorporation of Penederm
          Incorporated, a Delaware corporation.

3.2 (1) Bylaws of Penederm Incorporated, a Delaware corporation.


(1) Exhibits 2.1, 3.1 and 3.2 are incorporated by reference to Appendices A, B, and C, respectively, of the Registrant's Proxy
     Statement filed on May 5, 1997.